NOT VALID UNLESS COUNTERSIGNED BY TRANSEFER AGENT
               INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA




                              [NETTAXI, INC. LOGO]

                                                       -------------------------
                                                       / CUSIP NO. 641156 10 2 /
                                                       -------------------------

                                  NETTAXI, INC.

            AUTHORIZED COMMON STOCK: 50,000 SHARES - PAR VALUE -$.001


THIS  CERTIFIES  THAT


                                    [SAMPLE]


IS  THE  RECORD  HOLDER  OF


                      Shares of NETTAXI, Inc. Common Stock
Transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.


     Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:


                                                        /s/  Dean  Rositano
------------------------                                ------------------------
               SECRETARY                                               PRESIDENT

                                 [NETTAXI, INC.
                                    CORPORATE
                                      SEAL
                                     NEVADA]


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